UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

Aduro Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37345	94-3348934
(Commission File No.)	(IRS Employer Identification No.)

740 Heinz Avenue

Berkeley, California

(Address of principal executive offices)

94710

(Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADRO	The Nasdaq Global Select Market

Item 2.02.	Results of Operations and Financial Condition.

On May 7, 2019, Aduro Biotech, Inc. (“Aduro”) announced certain financial results for the first quarter ended March 31, 2019. A copy of Aduro’s press release, titled “Aduro Biotech Reports First Quarter 2019 Financial Results,” is furnished pursuant to Item 2.02 as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated May 7, 2019, titled “Aduro Biotech Reports First Quarter 2019 Financial Results”

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Aduro Biotech, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2019		Aduro Biotech, Inc.

	By:	/s/ Jennifer Lew
Jennifer Lew
Chief Financial Officer